As filed with the Securities and Exchange Commission on August 1, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

APTOSE BIOSCIENCES INC.

(Exact Name of Registrant As Specified In Its Charter)

Canada	2836	98-1136802
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

66 Wellington Street West, Suite 5300

TD Bank Tower, Box 48

Toronto, Ontario M5K 1E6

Canada

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Aptose Biosciences U.S. Inc.

Unit 120, 12770 High Bluff Drive

San Diego, California 92130

(858) 926-2730

(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:

Daniel M. Miller Dorsey & Whitney LLP Suite 1070, 1095 West Pender Street Vancouver, British Columbia Canada V6E 2M6	Fletcher Payne Senior Vice President and Chief Financial Officer Aptose Biosciences Inc. 66 Wellington Street West, Suite 5300 TD Bank Tower, Box 48 Toronto, Ontario M5K 1E6 Canada

From time to time after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☐

If this Form is used to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Company is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Company has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Company hereby amends this registration statement on such date or date(s) as may be necessary to delay its effective date until the Company shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission of which this prospectus is a part becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated August 1, 2024

PRELIMINARY PROSPECTUS

Common Shares

This prospectus relates to the offering of up to      common shares, no par value (“Offered Shares”). Our common shares are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “APTO” and on the Toronto Stock Exchange (“TSX”) under the symbol “APS”. On July 29, 2024, the last reported sale price of the common shares on Nasdaq was $0.567 per common share and on the TSX was C$0.76 per common share. [We have applied to the TSX for conditional approval of the offering and are relying on the exemption included in section 602.1 of the TSX Company Manual. The completion of the offering is conditional upon the approval of the TSX.]

Investing in our Offered Shares involves a high degree of risk. Review “Risk Factors” beginning on page 5 of this prospectus carefully before you make an investment in our securities. You should read this prospectus, together with additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information,” carefully before investing in any of our Offered Shares.

We have engaged      (the “Placement Agent”), to act as our exclusive placement agent in connection with this offering. The Placement Agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus. The Placement Agent is not purchasing or selling any of the securities we are offering and the Placement Agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount. We have agreed to pay to the Placement Agent the Placement Agent fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus. There is no minimum number of securities or amount of proceeds required as a condition to closing in this offering. In addition, because there is no escrow trust or similar arrangement and no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill all of our contemplated objectives due to a lack of interest in this offering. Further, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. We will bear all costs associated with the offering. See “Plan of Distribution” on page 11 of this prospectus for more information regarding these arrangements.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Offered Share	Total
Public offering price
Placement Agent discounts and commissions (1)
Proceeds, before expenses, to us

(1)	See “Plan of Distribution” beginning on page for additional information regarding Placement Agent compensation.

The Placement Agent expect to deliver the Offered Shares on or about      , 2024.

The date of this prospectus is      , 2024

ABOUT THIS PROSPECTUS

This prospectus, including the information incorporated by reference, is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the Information Incorporated by Reference herein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

Neither we nor the Placement Agent have authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our securities other than the securities covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

We further note that the representations, warranties and covenants made in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

The information in this prospectus is accurate as of the date on the front cover. Information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date.

As used in this prospectus and in any prospectus supplement, unless the context otherwise requires, the terms “Aptose,” the “Company,” “we,” “us,” and “our” refer to Aptose Biosciences Inc. and, unless the context requires otherwise, the subsidiaries through which it conducts business.

Unless stated otherwise or if the context otherwise requires, all references to dollar amounts in this prospectus are references to U.S. dollars.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of applicable Canadian securities law. We refer to such forward-looking statements and forward-looking information collectively as “forward-looking statements”. These statements relate to future events or future performance and reflect our expectations and assumptions regarding our growth, results of operations, performance and business prospects and opportunities. Such forward-looking statements reflect our current beliefs and are based on information currently available to us. In some cases, forward-looking statements can be identified by terminology such as “may”, “would”, “could”, “will”, “should”, “expect”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “continue” or the negative of these terms or other similar expressions concerning matters that are not historical facts.

The forward-looking statements contained in this prospectus and in the documents incorporated by reference reflect our current views with respect to future events, are subject to significant risks and uncertainties, and are based upon a number of estimates and assumptions that, while considered reasonable by us, are inherently subject to significant business, economic, competitive, political and social uncertainties and contingencies. Many factors could cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements that may be expressed or implied by such forward-looking statements, including, among others:

•	our ability to continue as a going concern;

•	our lack of product revenues;

•

our early stage of development, particularly the inherent risks and uncertainties associated with (i) developing new drug candidates generally, (ii) demonstrating the safety and efficacy of these drug candidates in clinical studies in humans, and (iii) obtaining regulatory approval to commercialize these drug candidates;

•	our need to raise substantial additional capital in the near future and that we may be unable to raise such funds when needed and on acceptable terms;

•	further equity financing, which may substantially dilute the interests of our existing shareholders;

•

clinical studies and regulatory approvals of our drug candidates are subject to delays, and may not be completed or granted on expected timetables, if at all, and such delays may increase our costs and could substantially harm our business;

•

our reliance on external contract research/manufacturing organizations for certain activities and if we are subject to quality, cost, or delivery issues with the preclinical and clinical grade materials supplied by contract manufacturers, our business operations could suffer significant harm;

•

clinical studies are long, expensive and uncertain processes and the United States Food and Drug Administration, or “FDA”, or other similar foreign regulatory agencies that we are required to report to, may ultimately not approve any of our product candidates;

•	our ability to comply with applicable regulations and standards;

•	our inability to achieve our projected development goals in the time frames we announce and expect;

•	difficulties in enrolling patients for clinical trials may lead to delays or cancellations of our clinical trials;

•	our reliance on third parties to conduct and monitor our preclinical studies;

•	our ability to attract and retain key personnel, including key executives and scientists;

•	any misconduct or improper activities by our employees;

•	our exposure to exchange rate risk;

•	our ability to commercialize our business attributed to negative results from clinical trials;

•

the marketplace may not accept our products or product candidates due to the intense competition and technological change in the biotechnical and pharmaceuticals, and we may not be able to compete successfully against other companies in our industries and achieve profitability;

•	our ability to obtain and maintain patent protection;

•	our ability to afford substantial costs incurred with defending our intellectual property;

•	our ability to protect our intellectual property rights and not infringe on the intellectual property rights of others;

•	our business is subject to potential product liability and other claims;

•	potential exposure to legal actions and potential need to take action against other entities;

•	commercialization limitations imposed by intellectual property rights owned or controlled by third parties;

•	our ability to maintain adequate insurance at acceptable costs;

•	our ability to find and enter into agreements with potential partners;

•	extensive government regulation;

•	data security incidents and privacy breaches could result in increased costs and reputational harm;

•	our common share price has been and is likely to continue to be volatile;

•	future sales of our common shares by us or by our existing shareholders could cause our common share price to drop;

•	changing global market and financial conditions;
•	changes in an active trading market in our common shares;

•	difficulties by non-Canadian investors to obtain and enforce judgments against us because of our Canadian incorporation and presence;

•	our “smaller reporting company” status;

•

any failures to maintain an effective system of internal controls may result in material misstatements of our financial statements, or cause us to fail to meet our reporting obligations or fail to prevent fraud;

•	our broad discretion in how we use the proceeds of the sale of Offered Shares

•	our ability to expand our business through the acquisition of companies or businesses; and

•

other risks detailed from time-to-time in our on-going filings with the SEC and Canadian securities regulators, and those which are discussed under the heading “Risk Factors” in this prospectus and in the documents incorporated by reference.

Should one or more of these risks or uncertainties materialize, or should the assumptions described in the sections entitled “Risk Factors” in this prospectus and in the documents incorporated by reference underlying those forward-looking statements prove incorrect, actual results may vary materially from those described in the forward-looking statements.

More detailed information about these and other factors is included in this prospectus under the section entitled “Risk Factors” and in the documents incorporated by reference into this prospectus. Although we have attempted to identify factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Forward-looking statements are based upon our beliefs, estimates and opinions at the time they are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or circumstances should change, except as required by applicable law. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements.

Forward-looking statements contained in this prospectus are made as of the date of this prospectus. Forward-looking statements made in a document incorporated by reference into this prospectus are made as of the date of the original document and have not been updated by us except as expressly provided for in this prospectus.

Except as required under applicable securities legislation, we undertake no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. We qualify all the forward-looking statements contained in this prospectus and the documents incorporated by reference in this prospectus by the foregoing cautionary statements.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of Canada. Many of our directors and officers and the experts named in this prospectus are residents of countries other than the United States, and all or a substantial portion of their assets and some of our assets are located outside the United States. We have appointed Aptose Biosciences U.S. Inc. as our agent for service of process in the United States, but it may be difficult for holders of securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. Additionally, it may not be possible for you to enforce judgments obtained in U.S. courts based upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States. In addition, there is doubt as to whether an original action could be brought in Canada against us or our directors or officers based solely upon U.S. federal or state securities laws and as to the enforceability in Canadian courts of judgments of U.S. courts obtained in actions based upon the civil liability provisions of U.S. federal or state securities laws.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference. It may not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus carefully, including the “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections, and the financial statements and related notes included or incorporated by reference herein. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements.”

Aptose Biosciences Inc.

Our Business

Aptose Biosciences Inc. is a science-driven, clinical-stage biotechnology company committed to precision medicines addressing unmet clinical needs in oncology, with an initial focus on hematology. The Company’s small molecule cancer therapeutics pipeline includes products designed to provide single agent efficacy and to enhance the efficacy of other anti-cancer therapies and regimens without overlapping toxicities. The Company’s executive office is located in San Diego, California and head office is located in Toronto, Canada.

We are advancing oral targeted agents to treat life-threatening hematologic cancers that require immediate treatment. We have two clinical-stage oral kinase inhibitors under active development for the treatment of hematologic malignancies: tuspetinib (HM43239) and luxeptinib (CG-806). Tuspetinib and luxeptinib are being evaluated for safety, tolerability, pharmacokinetics and efficacy in Phase 1/2 clinical trials, and each molecule is described below. A third molecule (APTO-253) is not undergoing active clinical development and will not be discussed further.

Tuspetinib, Aptose’s lead program, is being developed for frontline combination therapy in newly diagnosed acute myeloid leukemia (“AML”) patients to unlock the most significant patient impact and greatest commercial opportunity. AML is a highly aggressive cancer of the bone marrow and blood, and there is a tremendous unmet need for a therapy that can extend survival of newly diagnosed AML patients and improve their quality of life. Newly diagnosed AML patients typically fail all frontline (1L) therapies, and responses to subsequent salvage therapies in the relapsed or refractory (R/R) setting are limited, highlighting the need for a more effective triple drug (“triplet”) combination therapy to increase survival in the frontline setting.

Current standard of care treatment in the 1L setting for many newly diagnosed AML patients includes a doublet combination of venetoclax and a hypomethylating agent (VEN+HMA). Exploratory triplet therapies using current agents added to VEN+HMA have achieved notable response rates but are compromised because of toxicities and the limited activity across subpopulations of AML patients. In contrast, tuspetinib is a convenient, orally administered, once-daily kinase inhibitor that targets select kinases operative in AML and exerts broad activity across AML populations with adverse genetics. However, tuspetinib avoids kinases that typically cause toxicities associated with other kinase inhibitors and has demonstrated an excellent safety profile. These properties position tuspetinib as an ideal agent for addition to the VEN+HMA backbone therapy to create a superior triplet (TUS+VEN+HMA) frontline therapy to treat newly diagnosed AML.

Tuspetinib is advancing rapidly toward dosing as the TUS+VEN+HMA triplet drug combination in newly diagnosed AML patients, with an expectation to deliver important clinical data (CR and MRD negativity rates, safety, and survival) over the following 6 to 12 months. It was essential to understand the safety, tolerability, and response activities of tuspetinib as a single agent and as the TUS+VEN doublet combination before advancing to the TUS+VEN+HMA triplet. We therefore performed a clinical trial of TUS single agent in patients with relapsed or refractory (R/R) AML and then performed a trial with the TUS+VEN doublet therapy in R/R AML patients and now have advanced the TUS+VEN+HMA frontline therapy into newly diagnosed AML patients.

To be precise, we have now completed a dose escalation and dose exploration international Phase 1/2 clinical trial to assess the safety, tolerability, pharmacokinetics, pharmacodynamic responses, and efficacy of TUS single agent in patients with R/R AML. Significant bone marrow blast reductions and clinical responses without dose limiting toxicities were achieved at four dose levels across a broad diversity of mutationally-defined AML populations and with a highly favorable safety profile. Tuspetinib to date has demonstrated a favorable safety profile and has caused no drug-related QTc prolongations, liver or kidney toxicities, muscle damage, or differentiation syndrome, and no myelosuppression with continuous dosing of patients in remission. At a dose of 80 mg, tuspetinib demonstrated notable response rates in R/R AML patients that had never been treated with venetoclax (VEN-naive AML): CR/CRh=36% among all-comers, CR/CRh=50% among patients with mutated FLT3, and CR/CRh=25% in patients with wildtype FLT3.

Following completion of the single agent dose escalation and exploration trial, tuspetinib advanced into the APTIVATE expansion trial of the Phase 1/2 program to evaluate the TUS+VEN doublet in R/R AML patient populations. The TUS+VEN doublet combination therapy maintained a favorable safety profile: no new or unexpected safety signals were observed, and there were no reported drug-related adverse events of QTc prolongation, differentiation syndrome, or deaths. The TUS+VEN doublet combination also achieved significant bone marrow reductions and clinical responses in heavily pretreated R/R AML patients, including those with mutated TP53, mutated NKRAS, wildtype or mutated FLT3, and those who failed prior therapy with venetoclax (“Prior-VEN”) or FLT3 inhibitors (“Prior-FLT3i”).

Collectively, the clinical safety and efficacy data with TUS single agent and TUS+VEN doublet in R/R AML patients position tuspetinib for development as the TUS+VEN+HMA triplet in newly diagnosed AML patients. Newly diagnosed AML patients are VEN-naïve, FLT3i-naïve, and HMA-naïve – this patient population is expected to be highly responsive to a tuspetinib-containing triplet therapy. Based on the safety and efficacy profile of tuspetinib, we believe that tuspetinib as part of the TUS+VEN+HMA triplet, if approved, could establish a new standard of care therapy for newly diagnosed patients with mutated or unmutated FLT3 and in patients with other adverse genetics. These beliefs related to the potential patient treatment and commercial opportunities are based on management’s current assumptions and estimates, which are subject to change, and there can be no assurance that tuspetinib will ever be approved or successfully commercialized and, if approved and commercialized, that it will ever generate significant revenues. See our “Risk Factors – “We are an early-stage development company with no revenues from product sales.” and “We have a history of operating losses. We expect to incur net losses and we may never achieve or maintain profitability.” in our Annual Report on Form 10-K filed with the SEC on March 26, 2024.

Luxeptinib, (“LUX”) is an orally administered, highly potent kinase inhibitor that selectively targets defined clusters of kinases that are operative in hematologic malignancies. LUX has demonstrated clinical activity in R/R AML and in R/R B-cell cancer patients but was not consistently achieving the desired exposure levels to drive responses. Absorption of the original G1 formulation hindered the effectiveness of luxeptinib, so a new G3 formulation was developed. Clinical evaluation of the G3 formulation has been completed in a single dose bioavailability study across five dose levels and then with continuous dosing using two different dose levels. The G3 formulation achieved our desired plasma exposure benchmark, with approximately 10-fold better absorption, and better tolerability than the original formulation. We are seeking alternative development paths and collaborations for LUX. Given current funding and our prioritization of tuspetinib, we have decided to pause funding the development of luxeptinib.

Corporate Information

Aptose is a publicly traded company governed by the Canada Business Corporations Act (“CBCA”). Our headquarters are located at 66 Wellington Street West Suite 5300, TD Bank Tower Box 48 Toronto ON M5K 1E6, and our executive offices are located at 12770 High Bluff Drive, Suite 120, San Diego, CA 92130 (telephone: 858-926-2730).

We file annual, quarterly, current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains our public filings and other information regarding the Company, at www.sec.gov. We make these reports available free of charge at our website http://www.aptose.com (under the “Investors—Financial Information” caption).

We are also a reporting issuer under the securities laws of every province of Canada.

THE OFFERING

Securities offered by us	Offered Shares

Common shares outstanding prior to this offering[1]	15,717,701 common shares

Common shares outstanding immediately after this offering[1]	common shares

Stock symbol	Our common shares are listed on Nasdaq under the symbol “APTO” and on the TSX under the symbol “APS”.

Use of proceeds	We estimate the net proceeds from this offering will be approximately $ , after deducting estimated Placement Agent discounts and commissions and estimated offering expenses payable by us.

We intend to use any proceeds from this offering that we receive for working capital and general corporate purposes. See “Use of Proceeds” on page 9 for more information.

Risk factors	Investing in our securities involves a high degree of risk. As an investor you should be prepared to lose your entire investment. See “Risk Factors” beginning on page .

Transfer agent	Computershare Investor Service

1	The number of common shares to be outstanding prior to and after this offering is based on 15,717,701 common shares outstanding as of March 31, 2024 and excludes:

•	1,504,639 stock options outstanding as of March 31, 2024, at a weighted average exercise price of $ 34.98 per common share; and

•	61,716 common shares that have been reserved for issuance in connection with future grants under our security-based compensation plans.

Unless otherwise indicated, all information contained in this prospectus assumes no exercise of the outstanding options or warrants described above.

RISK FACTORS

You should carefully consider the following risk factors in addition to other information in this prospectus before purchasing our Offered Shares. The risks and uncertainties described below are those that we currently deem to be material and that we believe are specific to our company, our industry and this offering. These risks and uncertainties are not the only ones facing us. Additional risks of which we are not presently aware or that we currently believe are immaterial may also harm our business and results of operations. The trading price of our common shares could decline due to the occurrence of any of these risks, and investors could lose all or part of their investment.

In evaluating the Company, its business and any investment in the Company, readers should carefully consider the following factors, together with the additional risk factors incorporated by reference from Item 1A of the Company’s Annual Report on Form 10-K (as amended) as filed with the SEC on March 26, 2024 (see “Incorporation of Certain Information by Reference”).

Risks Related to this Offering

There is substantial doubt about our ability to continue as a going concern. We will need to raise additional funding, which may not be available on acceptable terms, if at all, to continue as a going concern. Failure to obtain capital when needed may require us to curtail or cease our operations.

Our consolidated financial statements as of December 31, 2023, were prepared under the assumption that we will continue as a going concern. We expect operating losses and negative cash flows to continue for the foreseeable future. We estimate that our existing cash resources will not be sufficient to fund our operations for at least 12 months from the issuance date of the financial statements included elsewhere in this prospectus. Our ability to continue as a going concern will depend on our ability to obtain additional equity or debt financing, attain further operating efficiencies, reduce or contain expenditures and increase revenues. Based on these factors, management determined that there is substantial doubt regarding our ability to continue as a going concern. Our independent registered public accounting firm expressed substantial doubt as to our ability to continue as a going concern in its report dated March 26, 2024, included elsewhere in this prospectus.

If we are unable to continue as a going concern, we may have to liquidate our assets and may receive less than the value at which those assets are carried on our audited financial statements, and it is likely that investors will lose all or part of their investment. When we seek additional financing to fund our business activities as a result of the substantial doubt about our ability to continue as a going concern, investors or other financing sources may be unwilling to provide additional funding to us on commercially reasonable terms or at all.

If the offering is not completed, our Board of Directors may decide to pursue a dissolution and liquidation. In such an event, the amount of cash available for distribution to our stockholders will depend heavily on the timing of such liquidation as well as the amount of cash that will need to be reserved for commitments and contingent liabilities.

There can be no assurance that the offering will be completed. If the offering is not completed, our Board of Directors may decide to pursue a dissolution and liquidation. In such an event, the amount of cash available for distribution to our stockholders will depend heavily on the timing of such decision and, with the passage of time the amount of cash available for distribution will be reduced as we continue to fund our operations and exploration of strategic alternatives. In addition, if our Board of Directors were to approve and recommend, and our stockholders were to approve, a dissolution and liquidation, we would be required to pay our outstanding obligations, as well as to make reasonable provision for contingent and unknown obligations, prior to making any distributions in liquidation to our stockholders. As a result of this requirement, a portion of our assets may need to be reserved pending the resolution of such obligations and the timing of any such resolution is uncertain. In addition, we may be subject to litigation or other claims related to a dissolution and liquidation. If a dissolution and liquidation were pursued, our Board of Directors, in consultation with our advisors, would need to evaluate these matters and make a determination about a reasonable amount to reserve. Accordingly, holders of our common stock could lose all or a significant portion of their investment in the event of a liquidation, dissolution or winding up.

A substantial number of common shares may be sold in the market following this offering, which may depress the market price for our Offered Shares.

Sales of a substantial number of our common shares in the public market following this offering could cause the market price of our common shares to decline. A substantial majority of the outstanding common shares are, and the Offered Shares offered hereby will be, freely tradable without restriction or further registration under the Securities Act.

Investors in this offering may experience immediate dilution in the book value per share of the Offered Shares purchased in the offering.

The Offered Shares sold in this offering, if any, will be sold from time to time at various prices. However, the expected offering price of the Offered Shares may be substantially higher than the net tangible book value per share of our currently outstanding common shares. After giving effect to the sale of our Offered Shares in the aggregate amount of $    at an offering price of $     per share, the last reported sale price of our common shares on July 29, 2024 on Nasdaq, and after deducting estimated commissions and estimated offering expenses, our as-adjusted net tangible book value as of    would have been approximately $    million, or approximately $    per common share. While this represents an immediate increase in net tangible book value, future sales of Offered Shares in this offering may represent an immediate increase in net tangible book value to our existing shareholders and an immediate dilution to new investors, depending on the market value of our common shares.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional common shares or other securities convertible into or exchangeable for common shares at prices that may not be the same as the price per share in this offering. We may sell common shares or other securities convertible into or exchangeable for our shares of common shares in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares of common shares or other securities convertible into or exchangeable for our common shares in the future could have rights superior to existing shareholders. The price per share at which we sell additional shares of common shares or other securities convertible or exchangeable into our common shares, in future transactions may be higher or lower than the price per share paid by investors in this offering.

Our management might apply the net proceeds from this offering in ways with which you do not agree and in ways that may impair the value of your investment.

We currently intend to use the net proceeds from this offering for working capital and general corporate purposes. Our management has broad discretion as to the use of these proceeds and you will be relying on the judgment of our management regarding the application of these proceeds. We might apply these proceeds in ways with which you do not agree, or in ways that do not yield a favorable return. If our management applies these proceeds in a manner that does not yield a significant return, if any, on our investment of these net proceeds, it could compromise our ability to pursue our growth strategy and adversely affect the market price of our common shares.

We could fail to maintain the listing of our common shares on the Nasdaq Capital Market, which could seriously harm the liquidity of our stock and our ability to raise capital or complete a strategic transaction.

On July 16, 2024, we received a letter (the “Notification Letter”) from Nasdaq stating that the Company was not in compliance with Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”) because for the thirty (30) consecutive business days preceding July 16, 2024, the closing bid price for the Company’s common shares were below the minimum $1.00 per share required for continued listing on The Nasdaq Capital Market.

The Deficiency Letter has no immediate effect on the listing of the Company’s common shares, and its common shares will continue to trade on The Nasdaq Capital Market under the symbol “APTO” at this time. The Company’s common shares continue to trade on the Toronto Stock Exchange (“TSX”) under the symbol “APS”. The Company’s listing on the TSX is independent and will not be affected by the Nasdaq listing status.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been given one hundred and eighty (180) calendar days, or until January 10, 2025, to regain compliance with the Minimum Bid Price Requirement. If at any time before January 10, 2025, the bid price of the Company’s common shares closes at $1.00 per share or more for a minimum of ten (10) consecutive business days, the Staff will provide written confirmation that the Company has achieved compliance.

If the Company does not regain compliance with the Minimum Bid Price Requirement by January 10, 2025, the Company may be afforded a second one hundred and eighty (180) calendar day period to regain compliance.

The Company intends to monitor the closing bid price of its common shares and may, if appropriate, consider available options to regain compliance with the Minimum Bid Price Requirement. However, there can be no assurance that the Company will be able to regain compliance with the Minimum Bid Price Requirement or will otherwise be in compliance with other Nasdaq Listing Rules.

We expect to be a “passive foreign investment company”, which may have adverse U.S. federal income tax consequences for U.S. investors.

We believe we were a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) for our most recently completed taxable year and based on the nature of our business, the projected composition of our gross income and the projected composition and estimated fair market values of our assets, we expect to be a PFIC for our current taxable year and may be a PFIC in subsequent tax years. If we are a PFIC for any year during a U.S. taxpayer’s holding period of Offered Shares, then such U.S. taxpayer generally will be required to treat any gain realized upon a disposition of the Offered Shares or any so-called ‘‘excess distribution’’ received on its Offered Shares as ordinary income, and to pay an interest charge on a portion of such gain or distribution. In certain circumstances, the sum of the tax and the interest charge may exceed the total amount of proceeds realized on the disposition, or the amount of excess distribution received, by the U.S. taxpayer. Subject to certain limitations, these tax consequences may be mitigated if a U.S. taxpayer makes a timely and effective QEF Election (as defined below) with respect to the Offered Shares or a Mark-to-Market Election (as defined below) with respect to the Offered Shares. U.S. taxpayers should be aware that there can be no assurances that we will satisfy the record keeping requirements that apply to a QEF (as defined below), or that we will supply U.S. taxpayers with information that such U.S. taxpayers are required to report under the QEF rules, in the event that we are a PFIC. Thus, U.S. Holders may not be able to make a QEF Election with respect to their Offered Shares. A U.S. taxpayer who makes a Mark-to-Market Election generally must include as ordinary income each year the excess of the fair market value of the Offered Shares over the taxpayer’s basis therein. Each potential investor who is a U.S. taxpayer should review the discussion below under the heading “Certain Material U.S. Federal Income Tax Considerations — Passive Foreign Investment Company Rules” in its entirety and should consult its own tax advisor regarding the tax consequences of the PFIC rules and the acquisition, ownership, and disposition of the Offered Shares.

Proposed legislation in the U.S. Congress, including changes in U.S. tax law, may adversely impact us and the value of the Offered Shares.

Changes to U.S. tax laws (which changes may have retroactive application) could adversely affect us or holders of the Offered Shares. In recent years, many changes to U.S. federal income tax laws have been proposed and made, and additional changes to U.S. federal income tax laws are likely to continue to occur in the future.

The U.S. Congress is currently considering numerous items of legislation which may be enacted prospectively or with retroactive effect, which legislation could adversely impact our financial performance and the value of the Offered Shares. Additionally, states in which we operate or own assets may impose new or increased taxes. If enacted, most of the proposals would be effective for the current or later years. The proposed legislation remains subject to change, and its impact on us and purchasers of the Offered Shares is uncertain.

In addition, the Inflation Reduction Act of 2022 includes provisions that impact the U.S. federal income taxation of corporations. Among other items, this legislation includes provisions that impose a minimum tax on the book income of certain large corporations and an excise tax on certain corporate stock repurchases that are imposed on the corporation repurchasing such stock. It remains unclear in certain respects how this legislation will be implemented by the U.S. Department of the Treasury and we cannot predict how this legislation or any future changes in tax laws might affect us or purchasers of the Offered Shares.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $    million, after deducting estimated Placement Agent discounts and commissions and estimated offering expenses payable by us.

We intend to use any proceeds from this offering for working capital and general corporate purposes. We cannot specify with certainty all of the particular uses for the net proceeds that we will have from this offering. Therefore, our management will have broad discretion to determine the specific use for the net proceeds and we may use the proceeds for purposes that are not contemplated at the time of this offering.

We will incur all costs associated with this prospectus and the registration statement of which it is a part.

This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. We may also use a portion of the net proceeds to fund or clinical plans. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds received by us in this offering. Predicting the cost necessary to develop product candidates can be difficult and we anticipate that we will need additional funds to complete the development of our existing product candidates and to develop any future product candidates. The amounts and timing of our actual expenditures and the extent of clinical development may vary significantly depending on numerous factors, including the progress of our development efforts, the status of and results from preclinical studies and any ongoing clinical trials or clinical trials we may commence in the future, as well as any collaborations that we may enter into with third parties for our product candidates and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

DILUTION

If you invest in our securities, your ownership interest will be diluted to the extent of the difference between the public offering price per Offered Share and the as adjusted net tangible book value per common share immediately after the closing of this offering.

Our historical net tangible book value as of March 31, 2024 was $ 0.1 million, or $ 0.01 per common share. Our historical net tangible book value is the amount of our total tangible assets less our liabilities. Historical net tangible book value per common share is our historical net tangible book value divided by the number of common shares outstanding as of March 31, 2024.

After giving effect to the sale of Offered Shares at the offering price of $0.567 per Offered Share, which was the last reported sale price of our common shares on Nasdaq on July 29, 2024, and after deducting estimated Placement Agent discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2024 would be $    million, or $    per common share. This amount represents an immediate increase in as adjusted net tangible book value of $    per common share to our existing stockholders and an immediate dilution of $    per common share to investors participating in this offering. We determine dilution per Offered Share to investors participating in this offering by subtracting as adjusted net tangible book value per common share after this offering from the assumed public offering price per Offered Share paid by investors participating in this offering.

The following table illustrates this dilution on a per Offered Share basis to new investors:

Assumed combined public offering price per Offered Share			$
Historical net tangible book value per common share as of March 31, 2024		$0.01
Increase in as adjusted net tangible book value per common share attributable to this offering	$
As adjusted net tangible book value per common share after giving effect to this offering				$

Dilution per Offered Share to new investors in this offering			$

Each $    increase or decrease in the assumed public offering price of $0.567 per Offered Share, which was the last reported sale price of our common share on Nasdaq on July 29, 2024, would increase or decrease the as-adjusted net tangible book value per common share by $    per common share and the dilution per Offered Share to investors participating in this offering by $    per Offered Share, assuming that the number of Offered Shares, as set forth on the cover page of this prospectus, remains the same and after deducting estimated Placement Agent discounts and commissions and estimated offering expenses payable by us.

We may also increase or decrease the number of Offered Shares we are offering. A 1.0 million share increase in the number of Offered Shares offered by us, as set forth on the cover page of this prospectus, would increase the as adjusted net tangible book value per common share by approximately $    and decrease the dilution per Offered Share to new investors participating in this offering by approximately $    , based on an the public offering price of $     per Offered Share, remaining the same and after deducting estimated Placement Agent discounts and commissions and estimated offering expenses payable by us. A 1.0 million share decrease in the number of Offered Shares offered by us, as set forth on the cover page of this prospectus, would decrease the as adjusted net tangible book value per Offered Share after this offering by approximately $    and increase the dilution per Offered Share to new investors participating in this offering by approximately $    , based on the public offering price of $     per Offered Share, which was the last reported sale price of our common shares on Nasdaq on July 29, 2024, remaining the same and after deducting estimated Placement Agent discounts and commissions and estimated offering expenses payable by us.

The information discussed above is illustrative only and will adjust based on the actual public offering price, the actual number of Offered Shares that we offer in this offering, and other terms of this offering determined at pricing.

PLAN OF DISTRIBUTION

We have engaged the Placement Agent to act as our exclusive placement agent to solicit offers to purchase the Offered Shares pursuant to this prospectus on a “reasonable best efforts” basis. The to the Placement Agennt does not have any commitment to purchase any of our securities, and the Placement Agent will have no authority to bind us by virtue of our engagement letter. The Placement Agent is not purchasing or selling any of the securities offered by us under this prospectus, nor is it required to arrange for the purchase or sale of any specific number or dollar amount of securities. This is a best efforts offering, and there is no minimum offering amount required as a condition to the closing of this offering. The Placement Agent has agreed to use reasonable best efforts to arrange for the sale of the securities by us. Therefore, we may not sell all of the Offered Shares. The terms of this offering are subject to market conditions and negotiations between us, the Placement Agent and prospective investors. The Placement Agent does not guarantee that it will be able to raise new capital in any prospective offering. The Placement Agent may engage sub-agents or selected dealers to assist with the offering.

Investors purchasing securities offered hereby will have the option to execute a securities purchase agreement with us. In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers which enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract is material to larger purchasers in this offering as a means to enforce the following covenants uniquely available to them under the securities purchase agreement: (i) a covenant to not enter into variable rate financings for a period of following the closing of the offering, subject to certain exceptions; and (ii) a covenant to not enter into any equity financings for     days from closing of the offering, subject to certain exceptions. The nature of the representations, warranties and covenants in the securities purchase agreements shall include:

•

standard issuer representations and warranties on matters such as organization, qualification, authorization, no conflict, no governmental filings required, current in SEC filings, no litigation, labor or other compliance issues, environmental, intellectual property and title matters and compliance with various laws such as the Foreign Corrupt Practices Act; and

•

covenants regarding matters such as registration of warrant shares, no integration with other offerings, filing of a Current Report on Form 8-K to disclose entering into these securities purchase agreements, no stockholder rights plans, no material nonpublic information, use of proceeds, indemnification of purchasers, reservation and listing of the Offered Shares and no subsequent equity sales for    .

Delivery of the Offered Shares, if any, is expected to occur on or about    , 2024, subject to the satisfaction of certain customary closing conditions.

Fees and Expenses

We have agreed to pay the Placement Agent a total cash fee equal to    % of the gross proceeds of this offering and a management fee equal to    % of the gross proceeds raised in this offering. We will also pay the Placement Agent a non-accountable expense allowance of $    and up to $    for the expenses of its clearing firm and will reimburse the Placement Agent’s legal fees and expenses in an amount up to $    . We estimate the total offering expenses of this offering that will be payable by us, excluding the Placement Agent’s fees and expenses, will be approximately $     million. After deducting the Placement Agent’s fees and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $      million.

The following table shows the per share and total cash fees we will pay to the Placement Agent in connection with the sale of the Offered Shares pursuant to this prospectus.

	Per Share	Total
Public offering price
Placement Agent fees
Proceeds to us, before expenses

Other Relationships

From time to time, the Placement Agent may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which it may receive customary fees and commissions. Except as disclosed in this prospectus, we have no present arrangements with the Placement Agent for any services.

In addition, in the ordinary course of their business activities, the Placement Agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Placement Agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Determination of Offering Price

The public offering price per Offered Share were negotiated between us and the investors, in consultation with the Placement Agent based on the trading of our shares prior to this offering, among other things. Other factors considered in determining the offering prices of the securities we are offering include the history and prospects of our company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Lock-Up Agreements

We and each of our officers and directors have agreed with the Placement Agent to be subject to a lock-up period of    (    ) days following the date of closing of the offering pursuant to this prospectus. This means that, during the applicable lock-up period, we and such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any of our common shares any securities convertible into, or exercisable or exchangeable for common shares, subject to customary exceptions. The Placement Agent may waive the terms of these lock-up agreements in its sole discretion and without notice. In addition, we have agreed to not issue any securities that are subject to a price reset based on the trading prices of our common shares or upon a specified or contingent event in the future or enter into any agreement to issue securities at a future determined price for a period of    following the closing date of this offering, subject to an exception. The Placement Agent may waive this prohibition in its sole discretion and without notice.

Indemnification

We have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Placement Agent may be required to make with respect to any of these liabilities.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any fees received by it and any profit realized on the sale of the securities by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The Placement Agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b- 5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent. Under these rules and regulations, the Placement Agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by the Placement Agent, if any, participating in this offering and the Placement Agent may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the Placement Agent, and should not be relied upon by investors.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain material U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from and relating to the acquisition, ownership and disposition of Offered Shares acquired pursuant to this offering. This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder arising from or relating to the acquisition, ownership and disposition of Offered Shares acquired pursuant to this offering. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including, without limitation, specific tax consequences to a U.S. Holder under an applicable income tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular U.S. Holder. This summary does not address the U.S. federal alternative minimum, U.S. federal net investment income, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences to U.S. Holders of the acquisition, ownership and disposition of Offered Shares acquired pursuant to this offering. In addition, except as specifically set forth below, this summary does not discuss applicable income tax reporting requirements. Each prospective U.S. Holder should consult its own tax advisors regarding the U.S. federal income, U.S. federal alternative minimum, U.S. federal net investment income, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of Offered Shares.

No legal opinion from legal counsel or ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the acquisition, ownership and disposition of Offered Shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, or contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the conclusions described in this summary.

Scope of this Summary

Authorities

This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (whether final, temporary, or proposed) promulgated thereunder, published rulings of the IRS, published administrative positions of the IRS, the current provisions of the Convention Between Canada and the United States of America with respect to Taxes on Income and on Capital of 1980, as amended (the “Canada-U.S. Tax Treaty”), and U.S. court decisions that are applicable, and, in each case, as in effect and available, as of the date of this document. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis, which could affect the U.S. federal income tax considerations described in this summary. Except as provided herein, this summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holders

For purposes of this summary, the term “U.S. Holder” means a beneficial owner of Offered Shares acquired pursuant to this offering, that is for U.S. federal income tax purposes:

•	An individual who is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Non-U.S. Holders

For purposes of this summary, a “non-U.S. Holder” is a beneficial owner of Offered Shares that is not a U.S. Holder or an entity or arrangement classified as a partnership for U.S. federal income tax purposes. This summary does not address the U.S. federal, state or local tax consequences to non-U.S. Holders arising from or relating to the acquisition, ownership and disposition of Offered Shares. Accordingly, a non-U.S. Holder should consult its own tax advisors regarding the U.S. federal, state or local and non-U.S. tax consequences (including the potential application of and operation of any income tax treaties) relating to the acquisition, ownership and disposition of Offered Shares.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including, but not limited to U.S. Holders that: (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (d) have a “functional currency” other than the U.S. dollar; (e) own Offered Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other integrated transaction; (f) acquire Offered Shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) hold Offered Shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (h) are subject to the alternative minimum tax; (i) are subject to special tax accounting rules with respect to the Offered Shares; (j) are partnerships or other “pass-through” entities (and partners or other owners thereof); (k) are S corporations (and shareholders thereof); (l) are U.S. expatriates or former long-term residents of the United States subject to Section 877 or 877A of the Code; (m) hold Offered Shares in connection with a trade or business, permanent establishment, or fixed base outside the United States; or (n) own or have owned or will own (directly, indirectly, or by attribution) 10% or more of the total combined voting power or value of our outstanding shares. U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders described immediately above, should consult their own tax advisors regarding the U.S. federal income, U.S. federal alternative minimum, U.S. federal net investment income, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of Offered Shares.

If an entity or arrangement that is classified as a partnership (or other “pass-through” entity) for U.S. federal income tax purposes holds Offered Shares, the U.S. federal income tax consequences to such entity or arrangement and the partners (or other owners or participants) of such entity or arrangement generally will depend on the activities of the entity or arrangement and the status of such partners (or owners or participants). This summary does not address the tax consequences to any such partner (or owner or participant). Partners (or other owners or participants) of entities or arrangements that are classified as partnerships or as “pass-through” entities for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership and disposition of Offered Shares.

Passive Foreign Investment Company Rules

If we were to constitute a “passive foreign investment company” or “PFIC” for any year during a U.S. Holder’s holding period, then certain potentially adverse rules would affect the U.S. federal income tax consequences to a U.S. Holder resulting from the acquisition, ownership and disposition of Offered Shares. We believe we were a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code for our most recently completed taxable year and based on the nature of our business, the projected composition of our gross income and the projected composition and estimated fair market values of our assets, we expect to be a PFIC for our current taxable year and may be a PFIC in subsequent tax years. No opinion of legal counsel or ruling from the IRS concerning our status as a PFIC has been obtained or is currently planned to be requested. The determination of whether any corporation was, or will be, a PFIC for a tax year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. In addition, whether any corporation will be a PFIC for any tax year depends on the assets and income of such corporation over the course of each such tax year and, as a result, cannot be predicted with certainty as of the date of this document. Accordingly, there can be no assurance that the IRS will not challenge any determination made by us (or any of our non-U.S. subsidiaries) concerning our (or its) PFIC status. Each U.S. Holder should consult its own tax advisors regarding our PFIC status of the PFIC status of each of our non-U.S. subsidiaries.

In any year in which we are classified as a PFIC, a U.S. Holder will be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require. In addition to penalties, a failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621 annually.

We generally will be a PFIC if, for a tax year, (a) 75% or more of our gross income in such tax year is passive income (the “PFIC income test”) or (b) 50% or more of the value of our assets either produce passive income or are held for the production of passive income, based on the quarterly average of the fair market value of such assets (the “PFIC asset test”). “Gross income” generally includes all sales revenues less the cost of goods sold, plus income from investments and from incidental or outside operations or sources, and “passive income” generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions. Active business gains arising from the sale of commodities generally are excluded from passive income if substantially all of a foreign corporation’s commodities are stock in trade or inventory, depreciable property used in a trade or business, or supplies regularly used or consumed in the ordinary course of its trade or business, and certain other requirements are satisfied.

For purposes of the PFIC income test and PFIC asset test described above, if we own, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, we will be treated as if we (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. In addition, for purposes of the PFIC income test and PFIC asset test described above, and assuming certain other requirements are met, “passive income” does not include certain interest, dividends, rents, or royalties that are received or accrued by us from certain “related persons” (as defined in Section 954(d)(3) of the Code) also organized in Canada, to the extent such items are properly allocable to the income of such related person that is not passive income.

Under certain attribution rules, if we are a PFIC, U.S. Holders will generally be deemed to own their proportionate share of our direct or indirect equity interest in any company that is also a PFIC (a “Subsidiary PFIC”), and will generally be subject to U.S. federal income tax as described below under “Default PFIC Rules Under Section 1291 of the Code” on their proportionate share of (a) any “excess distributions,” as described below, on the stock of a Subsidiary PFIC and (b) a disposition or deemed disposition of the stock of a Subsidiary PFIC by us or another Subsidiary PFIC, both as if such U.S. Holders directly held the shares of such Subsidiary PFIC. In addition, U.S. Holders may be subject to U.S. federal income tax on any indirect gain realized on the stock of a Subsidiary PFIC on the sale or disposition of Offered Shares. Accordingly, U.S. Holders should be aware that they could be subject to tax under the PFIC rules even if no distributions are received and no redemptions or other dispositions of Offered Shares are made.

Default PFIC Rules Under Section 1291 of the Code

If we are a PFIC for any tax year during which a U.S. Holder owns Offered Shares, the U.S. federal income tax consequences to such U.S. Holder of the acquisition, ownership, and disposition of Offered Shares will depend on whether such U.S. Holder makes a “qualified electing fund” or “QEF” election (a “QEF Election”) with respect to the Offered Shares or makes a mark-to-market election under Section 1296 of the Code (a “Mark-to-Market Election”) with respect to the Offered Shares. A U.S. Holder that does not make either a QEF Election or a Mark-to-Market Election (a “Non-Electing U.S. Holder”) will be taxable as described below.

A Non-Electing U.S. Holder will be subject to the rules of Section 1291 of the Code (described below) with respect to: (a) any gain recognized on the sale or other taxable disposition of Offered Shares; and (b) any “excess distribution” received on the Offered Shares. A distribution generally will be an “excess distribution” to the extent that such distribution (together with all other distributions received in the current tax year) exceeds 125% of the average distributions received during the three preceding tax years (or during a U.S. Holder’s holding period for the Offered Shares, if shorter).

Under Section 1291 of the Code, any gain recognized on the sale or other taxable disposition of Offered Shares of a PFIC (including an indirect disposition of the stock of any Subsidiary PFIC), and any “excess distribution” received on Offered Shares or a distribution by a Subsidiary PFIC to its shareholder that is deemed to be received by a U.S. Holder (including a constructive distribution), must be ratably allocated to each day in a Non-Electing U.S. Holder’s holding period for the respective Offered Shares. The amount of any such gain or excess distribution allocated to the tax year of disposition or distribution of the excess distribution and to years before the entity became a PFIC, if any, would be taxed as ordinary income (and not eligible for certain preferential tax rates, as discussed below). The amounts allocated to any other tax year would be subject to U.S. federal income tax at the highest tax rate applicable to ordinary income in each such year, and an interest charge would be imposed on the tax liability for each such year, calculated as if such tax liability had been due in each such year. A Non-Electing U.S. Holder that is not a corporation must treat any such interest paid as “personal interest,” which is not deductible.

If we are a PFIC for any tax year during which a Non-Electing U.S. Holder holds Offered Shares, we will continue to be treated as a PFIC with respect to such Non-Electing U.S. Holder, regardless of whether we cease to be a PFIC in one or more subsequent tax years. If we cease to be a PFIC, a Non-Electing U.S. Holder may terminate this deemed PFIC status with respect to Offered Shares by electing to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed above), but not loss, as if such Offered Shares were sold on the last day of the last tax year for which we were a PFIC.

QEF Election

A U.S. Holder that makes a timely and effective QEF Election for the first tax year in which the holding period of its Offered Shares begins generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to its Offered Shares. However, a U.S. Holder that makes a timely and effective QEF Election will be subject to U.S. federal income tax on such U.S. Holder’s pro rata share of (a) our net capital gain, which will be taxed as long-term capital gain to such U.S. Holder, and (b) our ordinary earnings, which will be taxed as ordinary income to such U.S. Holder. Generally, “net capital gain” is the excess of (a) net long-term capital gain over (b) net short-term capital loss, and “ordinary earnings” are the excess of (a) “earnings and profits” over (b) net capital gain. A U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such amounts for each tax year in which we are a PFIC, regardless of whether such amounts are actually distributed to such U.S. Holder by us. However, for any tax year in which we are a PFIC and have no net income or gain, U.S. Holders that have made a QEF Election would not have any income inclusions as a result of the QEF Election. If a U.S. Holder that made a QEF Election has an income inclusion, such a U.S. Holder may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge. If such U.S. Holder is not a corporation, any such interest paid will be treated as “personal interest,” which is not deductible.

A U.S. Holder that makes a timely and effective QEF Election with respect to us generally (a) may receive a tax-free distribution from us to the extent that such distribution represents our “earnings and profits” that were previously included in income by the U.S. Holder because of such QEF Election and (b) will adjust such U.S. Holder’s tax basis in the Offered Shares to reflect the amount included in income or allowed as a tax-free distribution because of such QEF Election. In addition, a U.S. Holder that makes a QEF Election generally will recognize capital gain or loss on the sale or other taxable disposition of Offered Shares.

The procedure for making a QEF Election, and the U.S. federal income tax consequences of making a QEF Election, will depend on whether such QEF Election is timely. A QEF Election will be treated as “timely” for purposes of avoiding the default PFIC rules discussed above if such QEF Election is made for the first year in the U.S. Holder’s holding period for the Offered Shares in which we are a PFIC. A U.S. Holder may make a timely QEF Election by filing the appropriate QEF Election documents at the time such U.S. Holder files a U.S. federal income tax return for such year.

A QEF Election will apply to the tax year for which such QEF Election is timely made and to all subsequent tax years, unless such QEF Election is invalidated or terminated or the IRS consents to revocation of such QEF Election. If a U.S. Holder makes a QEF Election and, in a subsequent tax year, we cease to be a PFIC, the QEF Election will remain in effect (although it will not be applicable) during those tax years in which we are not a PFIC. Accordingly, if we become a PFIC in another subsequent tax year, the QEF Election will be effective and the U.S. Holder will be subject to the QEF rules described above during any subsequent tax year in which we qualify as a PFIC.

U.S. Holders should be aware that there can be no assurances that we will satisfy the record keeping requirements that apply to a QEF, or that we will supply U.S. Holders with information that such U.S. Holders are required to report under the QEF rules, in the event that we are a PFIC. Thus, U.S. Holders may not be able to make a QEF Election with respect to their Offered Shares. Each U.S. Holder should consult its own tax advisors regarding the availability of, and procedure for making, a QEF Election with respect to us and any Subsidiary PFIC.

A U.S. Holder makes a QEF Election by attaching a completed IRS Form 8621, including a PFIC Annual Information Statement, to a timely filed United States federal income tax return. However, if we do not provide the required information with regard to us or any of our Subsidiary PFICs, U.S. Holders will not be able to make a QEF Election for such entity and will continue to be subject to the rules of Section 1291 of the Code discussed above that apply to Non-Electing U.S. Holders with respect to the taxation of gains and excess distributions.

Mark-to-Market Election

A U.S. Holder may make a Mark-to-Market Election with respect to Offered Shares only if the Offered Shares are marketable stock. The Offered Shares generally will be “marketable stock” if the Offered Shares are regularly traded on (a) a national securities exchange that is registered with the SEC, (b) the national market system established pursuant to section 11A of the Exchange Act, or (c) a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that (i) such foreign exchange has trading volume, listing, financial disclosure, and surveillance requirements, and meets other requirements and the laws of the country in which such foreign exchange is located, together with the rules of such foreign exchange, ensure that such requirements are actually enforced and (ii) the rules of such foreign exchange effectively promote active trading of listed stocks. If such stock is traded on such a qualified exchange or other market, such stock generally will be “regularly traded” for any calendar year during which such stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Each U.S. Holder should consult its own tax advisor in this matter.

A U.S. Holder that makes a Mark-to-Market Election with respect to its Offered Shares generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to such Offered Shares. However, if a U.S. Holder does not make a Mark-to-Market Election beginning in the first tax year of such U.S. Holder’s holding period for the Offered Shares for which we are a PFIC and such U.S. Holder has not made a timely QEF Election, the rules of Section 1291 of the Code discussed above will apply to certain dispositions of, and distributions on, the Offered Shares.

A U.S. Holder that makes a Mark-to-Market Election will include in ordinary income, for each tax year in which we are a PFIC, an amount equal to the excess, if any, of (a) the fair market value of the Offered Shares, as of the close of such tax year over (b) such U.S. Holder’s adjusted tax basis in such Offered Shares. A U.S. Holder that makes a Mark-to-Market Election will be allowed a deduction in an amount equal to the excess, if any, of (a) such U.S. Holder’s adjusted tax basis in the Offered Shares, over (b) the fair market value of such Offered Shares (but only to the extent of the net amount of previously included income as a result of the Mark-to-Market Election for prior tax years).

A U.S. Holder that makes a Mark-to-Market Election generally also will adjust such U.S. Holder’s tax basis in the Offered Shares to reflect the amount included in gross income or allowed as a deduction because of such Mark-to-Market Election. In addition, upon a sale or other taxable disposition of Offered Shares, a U.S. Holder that makes a Mark-to-Market Election will recognize ordinary income or ordinary loss (not to exceed the excess, if any, of (a) the amount included in ordinary income because of such Mark-to-Market Election for prior tax years over (b) the amount allowed as a deduction because of such Mark-to-Market Election for prior tax years). Losses that exceed this limitation are subject to the rules generally applicable to losses provided in the Code and Treasury Regulations.

A U.S. Holder makes a Mark-to-Market Election by attaching a completed IRS Form 8621 to a timely filed United States federal income tax return. A Mark-to-Market Election applies to the tax year in which such Mark-to-Market Election is made and to each subsequent tax year, unless the Offered Shares cease to be “marketable stock” or the IRS consents to revocation of such election. Each U.S. Holder should consult its own tax advisors regarding the availability of, and procedure for making, a Mark-to-Market Election.

Although a U.S. Holder may be eligible to make a Mark-to-Market Election with respect to the Offered Shares, no such election may be made with respect to the stock of any Subsidiary PFIC that a U.S. Holder is treated as owning, because such stock is not marketable. Hence, the Mark-to-Market Election will not be effective to eliminate the interest charge and other income inclusion rules described above with respect to deemed dispositions of Subsidiary PFIC stock or distributions from a Subsidiary PFIC to its shareholder.

Other PFIC Rules

Under Section 1291(f) of the Code, the IRS has issued proposed Treasury Regulations that, subject to certain exceptions, would cause a U.S. Holder that had not made a timely QEF Election to recognize gain (but not loss) upon certain transfers of Offered Shares that would otherwise be tax-deferred (e.g., gifts and exchanges pursuant to corporate reorganizations). However, the specific U.S. federal income tax consequences to a U.S. Holder may vary based on the manner in which Offered Shares are transferred.

If finalized in their current form, the proposed Treasury Regulations applicable to PFICs would be effective for transactions occurring on or after April 1, 1992. Because the proposed Treasury Regulations have not yet been adopted in final form, they are not currently effective, and there is no assurance that they will be adopted in the form and with the effective date proposed. Nevertheless, the IRS has announced that, in the absence of final Treasury Regulations, taxpayers may apply reasonable interpretations of the Code provisions applicable to PFICs and that it considers the rules set forth in the proposed Treasury Regulations to be reasonable interpretations of those Code provisions. The PFIC rules are complex, and the implementation of certain aspects of the PFIC rules requires the issuance of Treasury Regulations which in many instances have not been promulgated and which, when promulgated, may have retroactive effect. U.S. Holders should consult their own tax advisors about the potential applicability of the proposed Treasury Regulations.

Certain additional adverse rules may apply with respect to a U.S. Holder if we are a PFIC, regardless of whether such U.S. Holder makes a QEF Election. For example, under Section 1298(b)(6) of the Code, a U.S. Holder that uses Offered Shares as security for a loan will, except as may be provided in Treasury Regulations, be treated as having made a taxable disposition of such Offered Shares.

In addition, a U.S. Holder who acquires Offered Shares from a decedent will not receive a “step up” in tax basis of such Offered Shares to fair market value unless such decedent had a timely and effective QEF Election in place.

Special rules also apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC. Subject to such special rules, foreign taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. The rules relating to distributions by a PFIC and their eligibility for the foreign tax credit are complicated, and a U.S. Holder should consult with its own tax advisors regarding the availability of the foreign tax credit with respect to distributions by a PFIC.

The PFIC rules are complex, and each U.S. Holder should consult its own tax advisors regarding the PFIC rules (including the availability and advisability of making a QEF Election or Mark-to-Market Election) and how the PFIC rules may affect the U.S. federal income tax consequences of the acquisition, ownership, and disposition of Offered Shares.

Certain additional adverse rules may apply with respect to a U.S. Holder if we are a PFIC, regardless of whether the U.S. Holder makes a QEF Election. These rules include special rules that apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC. Subject to these special rules, foreign taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. U.S. Holders are urged to consult their own tax advisors regarding the potential application of the PFIC rules to the ownership and disposition of Offered Shares, and the availability of certain U.S. tax elections under the PFIC rules.

General Rules Applicable to the Ownership and Disposition of Offered Shares

The following discussion is subject, in its entirety, to the rules described above under the heading “Passive Foreign Investment Company Rules”.

Distributions on Offered Shares

A U.S. Holder that receives a distribution, including a constructive distribution, with respect to an Offered Share will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of our current or accumulated “earnings and profits”, as computed for U.S. federal income tax purposes. A dividend generally will be taxed to a U.S. Holder at ordinary income tax rates if we are a PFIC for the tax year of such distribution or were a PFIC for the preceding tax year. To the extent that a distribution exceeds our current and accumulated “earnings and profits”, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in the Offered Shares and thereafter as gain from the sale or exchange of such Offered Shares. (See “Sale or Other Taxable Disposition of Offered Shares” below). However, we do not intend to maintain the calculations of our earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder therefore should assume that any distribution by us with respect to Offered Shares will constitute ordinary dividend income. Dividends received on Offered Shares by corporate U.S. Holders generally will not be eligible for the “dividends received deduction” generally applicable to corporations. Subject to applicable limitations and provided we are eligible for the benefits of the Canada-U.S. Tax Treaty or the Offered Shares are readily tradable on a United States securities market, dividends paid by us to non-corporate U.S. Holders, including individuals, in respect of Offered Shares generally will be eligible for the preferential tax rates applicable to long-term capital gains for dividends, provided certain holding period and other conditions are satisfied, including that we not be classified as a PFIC in the tax year of distribution or in the preceding tax year. The dividend rules are complex, and each U.S. Holder should consult its own tax advisors regarding the application of such rules.

Sale or Other Taxable Disposition of Offered Shares

Upon the sale or other taxable disposition of Offered Shares, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the U.S. dollar value of cash received plus the fair market value of any property received and such U.S. Holder’s tax basis in such Offered Shares sold or otherwise disposed of. Gain or loss recognized on such sale or other taxable disposition generally will be long-term capital gain or loss if, at the time of the sale or other taxable disposition, the Offered Shares have been held for more than one year.

Preferential tax rates may apply to long-term capital gain of a U.S. Holder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gain of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

Additional Considerations

Receipt of Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency, or on the sale, exchange or other taxable disposition of Offered Shares generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). A U.S. Holder will have a tax basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method of tax accounting. Each U.S. Holder should consult its own U.S. tax advisors regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

Dividends paid on the Offered Shares will be treated as foreign-source income, and generally will be treated as “passive category income” or “general category income” for U.S. foreign tax credit purposes. Any gain or loss recognized on a sale or other disposition of Offered Shares generally will be United States source gain or loss. Certain U.S. Holders that are eligible for the benefits of Canada-U.S. Tax Treaty may elect to treat such gain or loss as Canadian source gain or loss for U.S. foreign tax credit purposes. The Code applies various complex limitations on the amount of foreign taxes that may be claimed as a credit by U.S. taxpayers. In addition, Treasury Regulations that apply to foreign taxes paid or accrued (the “Foreign Tax Credit Regulations”) impose additional requirements for Canadian withholding taxes to be eligible for a foreign tax credit, and there can be no assurance that those requirements will be satisfied. The Treasury Department has recently released guidance temporarily pausing the application of certain of the Foreign Tax Credit Regulations.

Subject to the PFIC rules and the Foreign Tax Credit Regulations, each as discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the Offered Shares generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income that is subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year. The foreign tax credit rules are complex and involve the application of rules that depend on a U.S. Holder’s particular circumstances. Accordingly, each U.S. Holder should consult its own U.S. tax advisor regarding the foreign tax credit rules.

Backup Withholding and Information Reporting

Under U.S. federal income tax law and Treasury Regulations, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on individuals who are U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person and any interest in a non-U.S. entity. U.S. Holders may be subject to these reporting requirements unless their Offered Shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult their own tax advisors regarding the requirements of filing information returns, including the requirement to file an IRS Form 8938.

Payments made within the U.S. or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of Offered Shares will generally be subject to information reporting and backup withholding tax (currently at a rate of 24%) if a U.S. Holder (a) fails to furnish such U.S. Holder’s correct U.S. taxpayer identification number (generally on IRS Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons generally are excluded from these information reporting and backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner.

The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax, and under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisors regarding the information reporting and backup withholding rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OFFERED SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

DESCRIPTION OF OUR COMMON SHARES AND SECURITIES WE ARE OFFERING

Offered Shares

We are offering      common shares.

Description of Securities

The following description of our common shares, no par value per share, is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Articles of Incorporation, Arrangement and Amendment last amended on June 12, 2015 (the “Articles”) and our Amended By-Law No. 2 (the “Bylaws”), each of which is incorporated by reference as an exhibit to the Annual Report on Form 10-K. We encourage you to read our Articles and our Bylaws for additional information.

Authorized Capital

Our authorized share capital consists of an unlimited number of common shares.

Voting Rights

Holders of common shares will be entitled to receive notice of and to attend all meetings of the shareholders. Holders of common shares are entitled to one vote per share on all matters voted on by the shareholders, including the election of directors. Our common shares do not have cumulative voting rights. Each director is elected by a plurality of the votes cast. However, in an uncontested election, if a nominee for director receives a greater number of votes “withheld” from his or her election than votes “for” such election, the nominee will be considered not to have received the support of the shareholders, even though duly elected as a matter of corporate law. Such a nominee will be expected to provide forthwith his or her resignation to the board, effective on acceptance by the board. Unless special circumstances apply, the board will accept the resignation. Within 90 days following the applicable meeting of the shareholders, the board will determine whether to accept or reject the resignation offer that has been submitted. Following the board’s decision on the resignation, the board will promptly disclose, via press release, its decision (including the reasons for rejecting the resignation offer, if applicable).

Except for the election of directors, or as otherwise required by the Articles, the Bylaws or applicable laws and regulations, all questions properly before a meeting of shareholders will be decided by a majority of the votes cast on the question.

Dividend Rights and Dividend Policy

The holders of common shares are entitled, at the discretion of our board of directors, to receive out of any or all of our assets properly available for the payment of dividends, any dividend declared by the board of directors and payable by us on our common shares. Any dividend unclaimed after a period of six years from the date on which the same has been declared to be payable shall be forfeited and shall revert to us. We and our subsidiaries are, and may become, parties to agreements pursuant to which we borrow money, and certain covenants in these agreements may limit our ability to pay dividends or other distributions with respect to the common shares or to repurchase common shares.

We have not paid any dividends since our incorporation. At the discretion of our board of directors, we will consider paying dividends in the future as our operational circumstances may permit, having regard to, among other things, our earnings, cash flow and financial requirements. It is the current policy of our board of directors to retain all earnings to finance our business plan.

Liquidation Rights

The holders of common shares will participate on a pro rata basis in any distribution of our remaining property upon our liquidation, dissolution or winding-up or any other return of capital or distribution of our assets among our shareholders for the purpose of winding up our affairs.

Other Rights and Preferences

Our common shares have no sinking fund or redemption provisions or preemptive, conversion or exchange rights.

Fully Paid Shares

Our outstanding common shares are, and any newly issued common shares will be, fully paid and non-assessable.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

The validity of the securities being offered hereby is being passed upon for us by McCarthy Tétrault LLP, Toronto, Ontario, with respect to matters of Canadian law and Dorsey & Whitney LLP, Vancouver, British Columbia and Denver, Colorado with respect to matters of U.S. law. Certain legal matters will be passed upon for the Placement Agent by     .

EXPERTS

The consolidated financial statements of Aptose Biosciences Inc. as of December 31, 2023 and 2022 and for the years then ended have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2023 consolidated financial statements contains an explanatory paragraph that states that the Company’s recurring losses from operations and net capital deficiency raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934 and, accordingly, we file reports with and furnish other information to the SEC. This prospectus forms part of a registration statement we have filed with the SEC relating to, among other things, the Offered Shares. As permitted by SEC rules, this prospectus does not contain all of the information contained in the registration statement that we filed. For further information regarding us and the securities covered by this prospectus, you may desire to review the full registration statement, including its exhibits. The registration statement, including its exhibits, as well as the documents that we file with the SEC, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling 1-800-SEC-0330. Copies of such materials are also available by mail from the Public Reference Branch of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a website (http://www.sec.gov) from which interested persons can electronically access the registration statement, including the exhibits to the registration statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with the SEC. This means that we can disclose important information to you by referring you to those documents.

We incorporate by reference into this prospectus the documents listed below:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on March 26, 2024, as amended and filed with the SEC on April 29, 2024;

•	Quarterly Report on Form 10-Q filed with the SEC on May 14, 2024;

•	Our definitive proxy statements on Schedule 14A filed on May 14, 2024 and July 17, 2024, respectively;

•	Our Current Reports on Form 8-K filed with the SEC on May 1, 2024, May 31, 2024, June 3, 2024, June 20, 2024, and July 19, 2024; and

The description of our common shares set forth under the heading “Additional Information—Common Shares” contained in our Annual Report on Form 20-F for the fiscal year end May 31, 2014, filed with the SEC on July 30, 2014, and incorporated by reference into our Registration Statement on Form 8-A, as filed with the SEC on October 21,2014, including any amendment or report to such Registration Statement on Form 8-A filed for the purpose of amending such description.

In addition, all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this prospectus but before the termination of the offering of the securities covered by this prospectus, are hereby incorporated by reference into this prospectus.

We have not authorized anyone to provide you with any different or additional information other than that contained in or incorporated by reference into this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may provide.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The documents incorporated by reference into this prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference into this prospectus to any person, including a beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request. If exhibits to the documents incorporated by reference into this prospectus are not themselves specifically incorporated by reference in this prospectus, then the exhibits will not be provided.

Requests for any of these documents should be directed to:

Investor Relations

Aptose Biosciences Inc.

66 Wellington Street West, Suite 5300

TD Bank Tower, Box 48

Toronto, Ontario M5K 1E6

Canada

      Common Shares

PROSPECTUS

     , 2024

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth all expenses to be paid by the Company, other than underwriting discounts and commissions, upon the completion of this offering. All amounts shown are estimates except for the SEC filing fee.

Approximate Amount
SEC registration fee	$1,476
Legal fees and expenses	*
Accounting fees and expenses	*
Transfer agent and registrar fees	*
Miscellaneous	*
Total	$1,476

*	To be supplied by amendment

Item 14.	Indemnification of Directors and Officers.

Under the Canada Business Corporations Act, or the “CBCA”, the Company may indemnify its current or former directors or officers or another individual who acts or acted at the Company’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with the Company or another entity, and the individual seeking indemnity shall have a right to such indemnity if such individual was not judged by the court or other competent authority to have committed any fault or omitted to do anything that such individual ought to have done. The CBCA also provides that the Company may advance moneys to such an individual for the costs, charges and expenses of such a proceeding.

The CBCA also provides that the Company may with the approval of a court, indemnify such an individual or advance moneys against all costs, charges and expenses reasonably incurred by the individual in connection with an action by or on behalf of the Company or other entity to procure a judgment in its favour, to which the individual is made a party because of the individual’s association with the Company or other entity at the Company’s request.

However, indemnification under any of the foregoing circumstances is prohibited under the CBCA unless the individual:

•

acted honestly and in good faith with a view to the Company’s best interests, or the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Company’s request; and

•	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.

The Company’s by-law No. 2 provides that the Company will indemnify its directors or officers, former directors or officers or other individuals who act or have acted at the Company’s request as a director or officer, or in a similar capacity, of another entity, and his or her heirs and legal representatives to the extent permitted by the CBCA.

The Company’s by-law No. 2 further provides that, except as otherwise required by the CBCA, the Company may from time to time indemnify and save harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he or she is or was an employee or agent of the Company, or is or was serving at the request of the Company as an employee, agent of or participant in another entity against expenses (including legal fees), judgments, fines and any amount actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted honestly and in good faith with a view to the best interests of the Company or, as the case may be, to the best interests of the other entity for which he or she served at the Company’s request and, with respect to any criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction will not, of itself, create a presumption that the person did not act honestly and in good faith with a view to the best interests of the Company or other entity and, with respect to any criminal or administrative action or proceeding that is enforced by a monetary penalty, had no reasonable grounds for believing that his or her conduct was lawful.

The Company has entered into indemnity agreements with its directors and certain officers pursuant to which it has agreed to indemnify its officers and directors for:

(a)

all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by them in respect of any civil, criminal or administrative action or proceeding to which they are made a party by reason of being or having been a director and/or officer of the Company, if (i) they acted honestly and in good faith with a view to the best interests of the Company, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, they had reasonable grounds for believing that their conduct was lawful.

(b)

all costs, charges and expenses reasonably incurred by them in connection with any action by or on behalf of the Company to procure a judgment in the Company’s favour to which they are made a party by reason of being or having been a director and/or officer of the Company.

(c)

all costs, charges and expenses reasonably incurred by them in connection with the defense of any civil, criminal or administrative proceeding to which they are made a party by reason of being or having been a director and/or officer of the Company if they have been substantially successful on the merits in their defense of the action or proceeding and they fulfil the conditions set forth in the two foregoing clauses (a)(i) and (a)(ii) above.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 15.	Recent Sales of Unregistered Securities.

The Company sold the securities described below within the past three years which were not registered under the Securities Act.

On May 25, 2023, the Company entered into Purchase Agreement with Keystone Capital Partners, LLC (“Keystone”), pursuant to which Keystone has committed to purchase from the Company, at the Company’s direction, up to $25 million common shares, subject to the terms and conditions specified in such purchase agreement. Pursuant to the Purchase Agreement, the Company issued to Keystone 7,547 Initial Commitment Shares concurrently with the Company’s execution of the Purchase Agreement as consideration for its irrevocable commitment to purchase the common shares thereunder, subject the terms and conditions contained therein. In the nine months ended September 30, 2023, the Company’s issuance of common shares to Keystone comprised 328,438 common shares. The securities were issued pursuant to an exemption from registration provided for under Section 4(a)(2) of the Securities Act. The Company relied on this exemption from registration based in part on representations made by the investor.

On September 6, 2023, the Company entered into a subscription agreement (the “Subscription Agreement”) with Hanmi Pharmaceutical Co., Ltd., a corporation formed under the laws of the Republic of Korea (“Hanmi Pharmaceutical”), pursuant to which the Company agreed to sell and issue to Hanmi Pharmaceutical and Hanmi Pharmaceutical agreed to purchase from the Company up to $7.0 million of our common shares, at a purchase price per common share of $4.448 (the “Purchase Price”), which represents a premium to the Nasdaq “Minimum Price” as defined under Rule 5635(d)(1)(A) under Nasdaq’s Listing Rules of $4.04 per common share for aggregate gross proceeds to the Company of up to $7.0 million (such transaction, the “Hanmi Investment”). Hanmi Pharmaceutical is a current shareholder of the Company and holds, as of the date of this current report, approximately 884,152 common shares which represents approximately 12.07% of the Company’s issued and outstanding common shares on a non-diluted basis. The Hanmi Investment was structured in two tranches. The first tranche of $3.0 million was paid upon the signing of the Subscription Agreement for the issuance of 668,449 common shares at the Purchase Price. The second tranche of $4.0 million (the “Second Tranche”) will be priced at a premium to the Nasdaq “Minimum Price” based on a formula set forth in the Subscription Agreement and will be paid upon the Company achieving certain milestones. The securities were issued pursuant to an exemption from registration provided for under Section 4(a)(2) of the Securities Act. The Company relied on this exemption from registration based in part on representations made by the investor.

Item 16.	Exhibits and Financial Statement Schedules.

(a) See the Exhibit Index on the page immediately preceding the signature page hereto for a list of exhibits filed as part of this registration statement on Form S-1, which Exhibit Index is incorporated herein by reference.

(b) No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the Company pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to any charter provision, by law or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

The following documents are being filed with the Commission as exhibits to this registration statement on Form S-1.

Exhibit Number	Description of Document

3.1	Articles of Incorporation, Arrangement and Amendment (incorporated herein by reference to Exhibit 99.3 to the Company’s Current Report on Form 6-K filed with the SEC on June 12, 2015)

3.2	By-law #2 of the Company (incorporated herein by reference to Exhibit 99.2 to the Company’s Current Report on Form 6-K filed with the SEC on June 12, 2015)

3.3	Certificate of Amendment (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 5, 2023)

4.1	Description of Securities (incorporated by reference to Exhibit 4.1 to the Company’s Annual report on Form 10-K filed with the SEC on March 22, 2022)

5.1**	Opinion of McCarthy Tétrault LLP

10.1	Indemnification Agreement dated July 10, 2007 between Lorus Therapeutics Inc. and the Company (incorporated herein by reference to Exhibit 99.1 to the Company’s Current Report on Form 6-K filed with the SEC on September 4, 2007)

10.2+	Amended and Restated Executive Employment Agreement between the Company and Dr. William G. Rice dated August 19, 2014 (incorporated herein by reference to Exhibit 4.9A to the Company’s Annual Report on Form 20-F filed with the SEC on March 4, 2015)

10.3+	Share Option Plan as amended May 5, 2015 (incorporated herein by reference to Exhibit 99.2 to the Company’s Current Report on Form 6-K filed with the SEC on June 12, 2015)

10.4+	Stock Incentive Plan as adopted May 5, 2015 (incorporated herein by reference to Exhibit 99.1 to the Company’s Current Report on Form 6-K filed with the SEC on June 12, 2015)

10.5+	Form of Executive Employment Agreement, dated December 4, 2019, between the Company and Dr. Rafael Bejar (incorporated herein by reference to Exhibit 10.7 to the Company’s Annual Report filed on Form 10-K filed with the SEC on March 10, 2020)

10.6^	License agreement dated June 13, 2018 by and between the Company and CrystalGenomics, Inc. (incorporated herein by reference to Exhibit 1.1 to the Company’s Current Report on Form 6-K filed with the SEC filed on June 22, 2018)

10.7^	Option and License Agreement between the Company and CrystalGenomics, Inc. dated March 21, 2016 (incorporated herein by reference on Form 10-KA/3 filed with the SEC on April 22, 2019)

10.8^	Amendment to Option and License Agreement between the Company and CrystalGenomics, Inc., dated April 26, 2016 (incorporated herein by reference to Exhibit 99.2 to the Company’s Current Report on Form 6-K filed with the SEC on June 8, 2016)

10.9^	Second Amendment to Option and License Agreement between the Company and CrystalGenomics, Inc., dated May 13, 2016 (incorporated herein by reference to Exhibit 99.3 to the Company’s Current Report on Form 6-K filed with the SEC on June 8, 2016)

10.10^	Third Amendment to Option and License Agreement between the Company and CrystalGenomics, Inc., dated May 19, 2016 (incorporated herein by reference to Exhibit 99.4 to the Company’s Current Report on Form 6-K filed with the SEC on June 8, 2016)

10.11^	Fourth Amendment to Option and License Agreement between the Company and CrystalGenomics, Inc., dated June 1, 2016 (incorporated herein by reference to Exhibit 99.5 to the Company’s Current Report on Form 6-K filed with the SEC on June 8, 2016)

Exhibit Number	Description of Document

10.12^	License Agreement dated as of March 6, 2018 by and between the Company and Ohm Oncology Inc. (incorporated herein by reference to Exhibit 99.2 on Form 6-K filed with the SEC filed on March 8, 2018)

10.13+	Aptose Biosciences Inc. 2021 Employee Stock Purchase Plan ( incorporated by reference to the Definitive Proxy statement on Schedule 14A filed with the SEC on April 1, 2021)(File no. 1-32001)

10.14+	Aptose Biosciences Inc. 2021 Employee Stock Incentive Plan ( incorporated by reference to the Definitive Proxy statement on Schedule 14A filed with the SEC on April 1, 2021)(File no. 1-32001)

10.15^	Exclusive License Agreement, dated November 4, 2021, by and between Hanmi Pharmaceutical Co. Ltd. and Aptose Biosciences Inc. ( incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report filed on Form 8-K on November 4, 2021)

10.16	Employment Agreement dated June 3, 2019 between Aptose Biosciences Inc. and Philippe Ledru ( incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report filed on Form 8-K on April 11, 2022)

10.17	Employment Agreement, dated June 27, 2022, between Aptose Biosciences Inc. and Fletcher Payne ( incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report filed on Form 8-K on June 28, 2022)

10.18	Equity Distribution Agreement, dated December 9, 2022, among Aptose Biosciences Inc. and JonesTrading Institutional Services LLC( incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report filed on Form 8-K on December 12, 2022)

10.19	Registration Rights Agreement, dated as of May 25, 2023, by and between the Company and Keystone Capital Partners, LLC (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 26, 2023)

10.20	Common Share Purchase Agreement, dated as of May 25, 2023, by and between the Company and Keystone Capital Partners, LLC (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 26, 2023)

10.21	Subscription Agreement, dated September 6, 2023, by and between the Company and Hanmi Pharmaceutical Co., Ltd. (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 12, 2023)

10.22	Investor Rights Agreement, dated September 6, 2023, by and between the Company and Hanmi Pharmaceutical Co., Ltd. (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on September 12, 2023)

10.23**	Form of Placement Agency Agreement

21.1	List of Subsidiaries (incorporated herein by reference to Exhibit 21.1 to the Company’s Current Report filed on Form 10-K on March 24, 2023)

23.1*	Consent of Independent Registered Public Accounting Firm (KPMG)

23.2**	Consent of McCarthy Tétrault LLP (included in Exhibit 5.1)

24.1*	Powers of Attorney (included on signature page)

107*	Filing Fees

+	Indicates management contract or compensatory plan.
*	Filed herewith.
**	To be filed by amendment

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Ontario, Canada on August 1, 2024.

Aptose Biosciences Inc.

By:	/s/ Fletcher Payne
Fletcher Payne
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William G. Rice and Fletcher Payne, and each of them, either of whom may act without the joinder of the other, as his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Positions	Date
/s/ WIlliam G. Rice	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	August 1, 2024
William G. Rice

/s/ Fletcher Payne	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 1, 2024
Fletcher Payne

/s/ Denis Burger	Director	August 1, 2024
Denis Burger

/s/ Carol Ashe	Director	August 1, 2024
Carol Ashe

/s/ Dr. Erich M. Platzer	Director	August 1, 2024
Dr. Erich M. Platzer

/s/ Dr. Bernd R. Seizenger	Director	August 1, 2024
Dr. Bernd R. Seizenger

/s/ Dr. Mark Vincent	Director	August 1, 2024
Dr. Mark Vincent

/s/ Warren Whitehead	Director	August 1, 2024
Warren Whitehead

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Aptose Biosciences Inc. in the United States, on this 1st day of August, 2024.

APTOSE BIOSCIENCES U.S. INC.

By:	/s/ Fleycher Payne
	Name:	Fletcher Payne
	Title:	Senior Vice President and Chief Financial Officer